UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 13, 2019

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)

5130 Hacienda Drive, Dublin, California 94568
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $.01	ROST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Michael Hartshorn will cease to serve in the position of Group Executive Vice President and Chief Financial Officer (and as principal financial officer and principal accounting officer), effective as of August 16, 2019, concurrently with his promotion to Group President and Chief Operating Officer and with the appointment of Travis Marquette as Chief Financial Officer.

(c) Appointment of Officers.

Effective August 16, 2019, the Board of Directors of Ross Stores, Inc. (the “Company”) has appointed:
(i)	Michael Hartshorn as Group President and Chief Operating Officer (principal operating officer).
(ii)	Michael Kobayashi as President, Operations & Technology.
(iii)	Travis Marquette as Group Senior Vice President and Chief Financial Officer (principal financial officer; principal accounting officer).

Mr. Hartshorn is 51, Mr. Kobayashi is 55, and Mr. Marquette is 48. Biographical information is incorporated by reference to the respective paragraphs regarding each of them under the caption “Biographies” in the press release attached as Exhibit 99.1.

Mr. Hartshorn will continue to report to Barbara Rentler, the Company’s CEO. Messrs. Kobayashi and Marquette will report to Mr. Hartshorn.

In connection with their promotions, Messrs. Hartshorn, Kobayashi, and Marquette have each entered into a new employment agreement with the Company that provides for each of them to serve an initial term through March 31, 2024 (subject to renewal by mutual agreement). Mr. Hartshorn is to receive a base salary of $1,100,000 per year. He will also receive a Restricted Stock Award, as of the effective date of his promotion and based on the closing price of the Company’s common stock on that day, with a notional value of $3,000,000 (vesting 16⅔% on September 16, 2022, 25% on September 15, 2023, and the balance on September 13, 2024). Mr. Kobayashi is to receive a base salary of $1,000,000 per year. He will also receive a Restricted Stock Award, as of the effective date of his promotion and based on the closing price of the Company’s common stock on that day, with a notional value of $1,500,000 (vesting 40% on September 16, 2022 and 60% on September 15, 2023). Mr. Marquette is to receive a base salary of $675,000 per year. He will also receive a Restricted Stock Award, as of the effective date of his promotion and based on the closing price of the Company’s common stock on that day, with a notional value of $1,200,000 (vesting 50% on September 17, 2021 and 50% on September 16, 2022).

The new employment agreements for each of Messrs. Hartshorn, Kobayashi, and Marquette, like the prior agreements each of them had with the Company, also include provisions regarding an annual cash incentive bonus with a target based on a percentage of salary, severance benefits (including in the event of termination in conjunction with a change of control), reimbursement of certain estate planning costs, participation in benefit plans, and paid vacation days, on substantially similar terms to those the Company provides to its other senior executive officers, as described in the Company’s Proxy Statement filed with the Securities Exchange Commission on April 9, 2019. Each employment agreement also includes provisions regarding non-solicitation of Company employees and business counterparties for 24 months following termination, non-disparagement, protection of Company confidential information, potential recoupment by the Company of performance-based compensation received if financial results are subsequently restated, and arbitration of disputes.

Item 7.01 Regulation FD Disclosure.

On August 13, 2019, the Company issued a press release regarding the promotions of Messrs. Hartshorn, Kobayashi, and Marquette. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

The information furnished with this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.	Description
99.1	August 13, 2019 Press Release by Ross Stores, Inc.*

*Pursuant to Item 7.01 of Form 8-K, this exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2019

ROSS STORES, INC.
Registrant

By:	/s/ K. Jew
Ken Jew
Group Senior Vice President, General Counsel and Corporate
Secretary